UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2022

ABG ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40072	98-1568635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Park Avenue, 12th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 829-9373

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per Share	ABGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On December 9, 2022, Mr. Daniel Johnson tendered his resignation as the Chief Financial Officer and as a director of ABG Acquisition Corp. I (the “Company”), effective December 9, 2022. The resignation of Mr. Johnson was not a result of any disagreement with the Company’s operations, policies or procedures.

Appointment of Director and Officer

Effective December 14, 2022, the board of directors of the Company has appointed Kevin C. Reilly as a director of the Company and as Chief Financial Officer, filling the vacancy left by Mr. Johnson.

Mr. Reilly, age 32, joined Ally Bridge Group in 2021 and is currently a managing director focused on private equity strategies in healthcare market sectors. Before joining Ally Bridge Group, Mr. Reilly was a principal focused on medical technology investments at CRG, L.P., a healthcare investment management firm providing growth capital to companies through the form of long-term debt and equity, beginning in 2014. Mr. Reilly began his career in 2012 in the Healthcare Investment Banking Group at Stifel, Nicolaus & Company, Inc. Mr. Reilly holds a Bachelor of Science degree in Finance and Information Systems from the University of Maryland.

In connection with Mr. Reilly’s appointment as Chief Financial Officer and a director of the Company, the Company entered into the following agreements:

•

A Letter Agreement, as of December 14, 2022 (the “Letter Agreement”), between the Company and Mr. Reilly, pursuant to which Mr. Reilly agreed to: vote any ordinary shares of the Company held by him in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•

An Indemnity Agreement, as of December 14, 2022 (the “Indemnity Agreement”), between the Company and Mr. Reilly, providing Mr. Reilly certain contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

Mr. Reilly is not expected to enter into an employment agreement or receive any compensation from the Company for serving as the Company’s Chief Financial Officer and as a director. Mr. Reilly is not expected to be appointed to any committees of the Company’s board of directors.

Other than as disclosed above, there are no arrangements or understandings between Mr. Reilly and any other persons pursuant to which Mr. Reilly was selected as a director and an executive officer of the Company. There are no family relationships between Mr. Reilly and any of the Company’s other directors or executive officers and Mr. Reilly does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2022	ABG ACQUISITION CORP. I

	By:	/s/ Fan (Frank) Yu
	Name:	Fan (Frank) Yu
	Title:	Chief Executive Officer